Exhibit 10.13

THIS SECOND AMENDED AND RESTATED SUBORDINATED PROMISSORY NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF FEBRUARY 20, 2013 AMONG THE HOLDER AND JPMORGAN CHASE BANK, N.A. AS ADMINISTRATIVE AGENT IN CONNECTION WITH THE CREDIT AGREEMENT DATED AS OF FEBRUARY 20, 2013 AMONG AMERICAN CAPITAL ACQUISITION CORPORATION, THE SENIOR LENDERS FROM TIME TO TIME PARTY THERETO AND JPMORGAN CHASE BANK, N.A. AS ADMINISTRATIVE AGENT, TO THE SENIOR OBLIGATIONS (AS SUCH TERM IS DEFINED IN SAID SUBORDINATION AGREEMENT) (INCLUDING INTEREST) OWED BY AMERICAN CAPITAL ACQUISITION CORPORATION TO THE HOLDERS OF SENIOR OBLIGATIONS (AS SUCH TERM IS DEFINED IN SAID SUBORDINATION AGREEMENT), AND EACH HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF SHALL BE BOUND BY THE PROVISIONS OF SUCH SUBORDINATION AGREEMENT, AND ANY AMENDMENTS TO THIS PARAGRAPH SHALL BE NULL AND VOID AND OF NO EFFECT WITHOUT THE PRIOR WRITTEN CONSENT OF SUCH ADMINISTRATIVE AGENT.

Second Amended and Restated Subordinated Promissory Note

$18,700,000.00	Effective as of February 20, 2013

WHEREAS, pursuant to (i) an Amended & Restated Promissory Note effective as of January 27, 2012 in the principal amount of $14,700,000, and (ii) a promissory note effective as of September 5, 2012 in the principal amount of $4,000,000 ((i) and (ii) collectively, the “Original Promissory Notes”), the undersigned American Capital Acquisition Corporation (“Maker”) has previously promised to pay to the order of ACP Re Ltd. (“Holder”) an aggregate amount of $18,700,000 in principal together with interest thereon on the maturity dates set forth in each of the Original Promissory Notes;

WHEREAS, each of Holder and Maker desire, among other things, to extend the maturity dates of the Original Promissory Notes by amending and restating the Original Promissory Notes in their entirety by entry into this Second Amended and Restated Subordinated Promissory Note (this “Note”).

NOW THEREFORE, THE ORIGINAL PROMISSORY NOTES ARE HEREBY AMENDED AND RESTATED IN THEIR ENTIRETY AS FOLLOWS:

For value received, the undersigned promises to pay to the order of the Holder, the sum of (i) the principal amount of $18,700,000.00, (ii) interest from the date of this Note until payment thereof at the rate of 3.0% per annum on such principal amount and (iii) all accrued and outstanding interest to the date hereof under each of the Original Promissory Notes, all such principal amount and interest to be payable on January 1, 2017 (the “Maturity Date”). Payment shall be made in lawful money of the United States of America at such place or places as Holder may from time to time designate in writing.

The undersigned waives presentment, demand for performance, notice of nonperformance, protest, notice of protest and notice of dishonor. This Note is being delivered in and shall be construed in accordance with the laws of the State of New York.

This Note is a binding obligation of the undersigned, enforceable in accordance with the terms hereof. Changes in and additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the undersigned and the Holder.

This Note is given in substitution for, and not in repayment of, the Original Promissory Notes and is not intended to constitute, and does not constitute, a novation or satisfaction of the obligations represented by the Original Promissory Notes.

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Effective as of the date first above written.

AMERICAN CAPITAL ACQUISITION CORPORATION

By:	/s/ Peter Rendall
Peter Rendall, Treasurer

AGREED AND ACCEPTED:

ACP RE LTD.

By:	/s/ Michael H. Weiner
Michael H. Weiner, Chief Financial Officer